Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP Group plc on Form S-8 of our report dated May 28, 2004 appearing in this Annual Report on Form 11-K of The M Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

New York, New York

June 28, 2004